CINER RESOURCES LP CHANGES DISTRIBUTION RECORD DATE; PAYMENT AMOUNT AND DATE UNCHANGED

ATLANTA, Georgia -- (October 27, 2017) - Ciner Resources LP (the "Partnership") (NYSE: CINR) announced that it revised the record date announced in its press release issued October 26, 2017. The record date has been changed for the quarterly distribution for the third quarter of 2017 from November 5, 2017 to November 6, 2017. The distribution date remains November 20, 2017, and the distribution amount remains $0.5670 per unit.

ABOUT CINER RESOURCES LP
Ciner Resources LP, a master limited partnership, operates the trona ore mining and soda ash production business of Ciner Wyoming LLC, ("Ciner Wyoming"), one of the largest and lowest cost producers of natural soda ash in the world, serving a global market from its facility in the Green River Basin of Wyoming. The facility has been in operation for more than 50 years.

FORWARD-LOOKING STATEMENTS
This press release may contain forward-looking statements. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Partnership's filings with the SEC. The Partnership undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Qualified Notice
This release is intended to be a qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d). Please note that 100 percent of the Partnership's distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of the Partnership's distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not the Partnership, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

Contacts:

Ciner Resources LP

Investor Relations
Scott Humphrey, Chief Financial Officer
(770) 375-2387
SHumphrey@ciner.us.com